UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	333-167632	Being applied for
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On January 20, 2011, Atlantic Coast Financial Corporation (the "Company"), the proposed holding company for Atlantic Coast Bank and successor company for Atlantic Coast Federal Corporation, announced that it will extend to January 27, 2011, the community offering being conducted in connection with its reorganization from a two-tier mutual holding company structure to a stock holding company structure.

The closing of the offering remains subject to final regulatory approval and, in addition, the Company must sell a minimum of 1,700,000 shares at $10.00 per share to consummate the offering.  The terms and conditions of the community offering are more fully set forth in the Company’s prospectus dated November 12, 2010.

The full text of the press release announcing the extension of the community offering is set forth in Exhibit 99.1. attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
99.1	Press release dated January 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date:	January 20, 2011	By:	/s/	Thomas B. Wagers, Sr.
Thomas B. Wagers, Sr.
Chief Financial Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)
99.1	Press release dated January 20, 2011